Exhibit 1.2

Pricing Agreement

To the Underwriters named

in Schedule I hereto

September 16, 2021

Ladies and Gentlemen:

The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated September 16, 2021, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

ANNEX I – Page 1

Very truly yours,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Kathleen E. Jorens
	Name:	Kathleen E. Jorens
	Title:	Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

GOLDMAN SACHS & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

As Representatives of the Underwriters listed in

Schedule I hereto

BARCLAYS CAPITAL INC.

By:	/s/ Radhika P. Gupte
	Name:	Radhika P. Gupte
	Title:	Managing Director

[Signature Page to the Pricing Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Thomas Healy
	Name:	Thomas Healy
	Title:	Managing Director

[Signature Page to the Pricing Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Designated Securities to be purchased
Barclays Capital Inc.	$120,000,000
Goldman Sachs & Co. LLC	120,000,000
U.S. Bancorp Investments, Inc.	120,000,000
Academy Securities, Inc.	15,000,000
BNY Mellon Capital Markets, LLC	15,000,000
BofA Securities, Inc.	15,000,000
Citigroup Global Markets Inc.	15,000,000
Credit Suisse Securities (USA) LLC	15,000,000
Deutsche Bank Securities Inc.	15,000,000
Drexel Hamilton, LLC	15,000,000
ING Financial Markets LLC	15,000,000
J.P. Morgan Securities LLC	15,000,000
KeyBanc Capital Markets Inc.	15,000,000
Loop Capital Markets LLC	15,000,000
Samuel A. Ramirez & Company, Inc.	15,000,000
SG Americas Securities, LLC	15,000,000
Siebert Williams Shank & Co., LLC	15,000,000
Truist Securities, Inc.	15,000,000
Wells Fargo Securities, LLC	15,000,000
Total	$600,000,000

SCHEDULE I

SCHEDULE II

Title of Designated Securities:

2.900% Senior Notes due 2051 (the “2051 Notes”).

Aggregate Principal Amount:

$600,000,000 of the 2051 Notes.

Initial Offering Price by Underwriter:

99.128% of the principal amount of the 2051 Notes, plus accrued interest, if any, from September 21, 2021.

Purchase Price by Underwriter:

98.253% of the principal amount of the 2051 Notes, plus accrued interest, if any, from September 21, 2021.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds.

Applicable Time:

3:00 p.m. (New York City time) on the date of the Pricing Agreement.

Time of Delivery:

9:00 a.m. (New York City time) on September 21, 2021, or at such other time and date as the Representatives and the Company may agree upon in writing.

Indenture:

Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated August 9, 2013, the Second Supplemental Indenture dated August 19, 2019 and the Third Supplemental Indenture to be dated September 21, 2021.

SCHEDULE II – Page 1

Maturity:

September 15, 2051 for the 2051 Notes.

Interest Rate:

2.900% for the 2051 Notes.

Interest Payment Dates:

Semi-annually in arrears on March 15 and September 15, beginning March 15, 2022 for the 2051 Notes.

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Senior Notes—Optional Redemption.”

Defeasance

As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance.”

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as the Representatives and the Company may agree upon in writing.

Names and Addresses of Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Fax: 646-834-8133

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Registration Department

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Attention: Debt Capital Markets

Facsimile: 704-335-2393

SCHEDULE II – Page 2

Information Provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:

(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the third paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus;

(c)	The first sentence of the tenth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(d)	The eleventh paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE II – Page 3

SCHEDULE III

•	Final Term Sheet, dated September 16, 2021, relating to the 2051 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE III

SCHEDULE IV

The Hartford Financial Services Group, Inc.

$600,000,000

2.900% Senior Notes due 2051

FINAL TERM SHEET

Dated September 16, 2021

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$600,000,000

Expected Ratings*:	Baa1 (Stable) / BBB+ (Stable)

Trade Date:	September 16, 2021

Settlement Date (T+3)**:	September 21, 2021

Maturity Date:	September 15, 2051

Coupon:	2.900%

Day Count Convention:	30/360, unadjusted

Benchmark Treasury:	2.375% US Treasury due May 15, 2051

Benchmark Treasury Price:	111-11+

Benchmark Treasury Yield:	1.874%

Spread to Benchmark Treasury:	107 basis points

Yield to Maturity:	2.944%

Price to Public:	99.128% of principal amount

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15, commencing March 15, 2022

Optional Redemption:

Make-Whole Call:	+20 basis points prior to March 15, 2051 (6 months prior to maturity)

Par Call:	On or after March 15, 2051

Proceeds (after underwriting discount and before expenses) to Issuer:	$589,518,000 (98.253% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416518 AD0 / US416518AD08

Joint Book-Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

ING Financial Markets LLC

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Samuel A. Ramirez & Company, Inc.

SG Americas Securities, LLC

Siebert Williams Shank & Co., LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or by calling Goldman Sachs & Co. LLC at 1-866-471-2526 or by calling U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

*

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s or S&P. Each of the security ratings above should be evaluated independently of any other security rating.

**

The Issuer expects that delivery of the notes will be made to investors on or about September 21, 2021, which is the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the closing of the offering will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternate settlement arrangements to prevent a failed settlement, and such purchasers should consult their advisors.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

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